UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Protective Life Corporation
(Name of Registrant as Specified In Its Charter)

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On June 4, 2014, Protective Life Corporation’s Asset Protection Division sent the following letter to its agent distributors:

June 4, 2014

I am sending this communication to be sure you are aware of important and exciting news at Protective Life. Today we announced an agreement to be acquired by Dai-ichi Life, one of the world’s top 20 life insurers. Headquartered in Tokyo, Japan, Dai-ichi Life is a highly respected, well-run company with about 67,000 employees and operations in Japan, Australia, Vietnam, Indonesia, India and Thailand.

Our company is strong, our performance has been good, we have tremendous momentum and we are proud of what we have accomplished in our 100+ year history. However, as a publicly traded company, our Board of Directors advised that the Dai-ichi Life proposal was compelling enough to merit serious consideration.

After an extensive review with the assistance of external financial and legal advisors, our Board has decided that accepting Dai-ichi’s Life’s offer was in the best interests of our shareowners who will receive $70.00 per share in cash, which represents a significant premium over our unaffected closing price on May 30, 2014.

Dai-ichi Life’s purchase of Protective Life is an integral part of Dai-ichi Life’s international growth initiative. Although Daiichi Life serves markets across the globe, it does not have a retail presence in the U.S. to sell life, annuity and asset protection products. Dai-ichi Life expects Protective Life to be its U.S. growth platform and be a vital part of its growth strategy through our continued sales and expansion of our products and distribution. For Protective Life, the transaction builds on our many strengths and represents an exciting opportunity to grow our retail business across all product lines. Our position within the Dai-ichi Life family will provide us with many opportunities which may have taken longer to achieve on our own. We believe the size and strength of an international company will bring many opportunities to our customers, distribution partners and employees.

We expect this transaction to close at the end of this year. Until then, we will operate as separate companies. We do not anticipate any significant changes on a day-to-day basis. John D. Johns will continue as CEO of Protective Life and the Protective Life leadership team will continue in their roles. We will continue to operate with the same mission and values as always.

We realize you may have questions now and over the coming months as the transition progresses. We are committed to keeping you abreast of information pertinent to you, your business and dealer customers. You can expect to receive an invitation to informational webinars hosted by Scott Karchunas, President — Asset Protection, and Rick Kurtz, Senior Vice-President of Distribution, Asset Protection. The webinars are scheduled for Thursday June 5 at 4:00pm CST and Friday, June 6 at 10:00am CST.

Included below is a link to an FAQ reference document. If you have additional questions, please contact your Protective representative. If preferable, feel free to contact our Sales Support Center at 800-794-5491 with questions or feedback. Though our corporate ownership structure may change, our unwavering commitment to distribution partners, dealer customers, and employees remains our primary focus. I believe our collective future is bright and certain that you share my excitement for future success. On behalf of everyone at Protective, I’d like to extend our appreciation for your continued support and your efforts serving dealer customers across all fifty states.

Sincerely,

Scott Karchunas

President, Asset Protection

Protective Life Corporation

Included:

Link to press release

Link to FAQ

Link to Diamond fact sheet

On June 6, 2014, Protective Life Corporation sent the following fact sheet to one of its distribution partners:

About Dai-ichi Life 3.3 3.5 3.6 4.3 4.5 4.9 5.2 6.0 0 1 2 3 4 5 6 7 2011 2012 2013 2014 Premium and Other Revenues Consolidated Ordinary Revenues Dai-ichi Life Consolidated Ordinary Revenues & Premium Income (trillions of yen) 19.1 20.3 32.4 77.9 0 10 20 30 40 50 60 70 80 90 2011 2012 2013 2014 Premium and Other Revenues Dai-ichi Life Consolidated Net Income (billions of yen) . Founded in 1902 and headquartered in Tokyo . Among the top 20 life insurers in the world . Approximately 67,000 employees in 84 branch offices and 1,259 sales offices across Japan, Australia, India, Indonesia, Thailand and Vietnam . Provides individual and group life insurance and investment/asset management products . Consolidated ordinary revenue of 6 trillion yen (~$58.5 billion) and net income of 77.9 billion yen (~$760 million) for fiscal year ended March 31, 2014 . Track record of successful global acquisitions and continued growth

Acquisition of Protective Life . Dai-ichi Life’s financial resources and global presence will position Protective positively for the future . Creates 13th-largest global insurer, with total assets of $424 billion . Protective will become Dai-ichi Life’s platform for growth in U.S, reflecting Dai-ichi Life’s focus on global expansion with premier partners . Protective CEO John D. Johns and management team will remain in place and continue to lead the business from Protective’s Birmingham headquarters . No significant changes to Protective’s strategy, day-to-day operations, distribution channels, or employee base are anticipated . Protective will benefit from global Group-wide sharing of operational excellence In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com. The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Dai-ichi.  In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments will cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10—Q and 8—K filed with the SEC by the Company.